SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)



      New Jersey                                      22-1697095
-----------------------                           -------------------
(State of incorporation                           (I.R.S. Employer
or organization)                                  Identification No.)

505 Main Street
P.O. Box 667
Hackensack, New Jersey                                  07602
-----------------------                               ----------
(Address of principal                                 (Zip Code)
executive offices)

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

                  Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered
-------------------                 ------------------------------
     None                                         None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Shares of Beneficial Interest
                          -----------------------------
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Shares of Beneficial Interest.

         First Real Estate Investment Trust of New Jersey (the "Company") was organized in New Jersey in 1961 as an unincorporated real estate investment trust and has elected under the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a real estate investment trust ("REIT"). Pursuant to the Company's Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), beneficial interest in the Company shall be designated as shares (the "Shares"), which shall be evidenced by certificates registered in the names of the holders of the certificates. The Declaration of Trust provides that there shall be only one (1) class of the Shares, and all Shares issued shall have equal voting, dividend, distribution, liquidation and other rights. Shares are issued without par value. The Shares are freely transferable except as provided below in connection with preserving the Company's qualification as a REIT. There are no terms of conversion, or redemption (except by the Company as provided below in connection with preserving the Company's qualification as a
REIT), exchange, sinking fund or similar provisions, regarding the Shares. The Declaration of Trust provides that there shall be no limit on the number of Shares that may be issued and the Company's Board of Trustees (the "Board of Trustees") may at any time increase the number of Shares authorized for issuance by any amount without having to solicit and receive the approval of the holders of Shares (the "Shareholders") for any such action. As of October 21, 1998, 1,790,000 Shares were authorized for issuance, and 1,559,788 Shares were issued and outstanding. The Shareholders do not have preemptive rights.

         The Shares are traded in the over-the-counter market through use of the OTC Bulletin Board (R) Service (the "OTC Bulletin Board") provided by NASD, Inc. The Company does not believe that an established United States public trading market exists for the Shares since historically only small volumes of the Shares are traded on a sporadic basis. The following table sets forth, for the periods indicated, the high and low bid quotations for the Company's Shares on the OTC Bulletin Board.

                                               High              Low
                                               ----              ---
Year Ended October 31, 1996
---------------------------

First Quarter                                   22                22
Second Quarter                                  22              21-1/2
Third Quarter                                 21-1/2              19
Fourth Quarter                                21-7/8            21-1/2

Year Ended October 31, 1997
---------------------------

First Quarter                                 21-7/8            21-1/2
Second Quarter                                22-3/4            22-1/4
Third Quarter                                 24-1/2              24
Fourth Quarter                                25-1/8            25-1/8

                                               High              Low
                                               ----              ---
Year Ending October 31, 1998
----------------------------

First Quarter                                 25-1/2              25
Second Quarter                                  26              25-1/2
Third Quarter                                   28                26
Fourth Quarter                                  30                27

         On November 4, 1998, the only bid quotation for the Shares was $30.00 The bid quotations set forth above for the Shares reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The source of the bid quotations set forth above for the Shares is Janney Montgomery Scott Inc., member of the New York Stock Exchange and other national securities exchanges.

         Each Shareholder is entitled to one (1) vote for each Share registered in his or her name. Fractional shares are not entitled to be voted. Pursuant to the Declaration of Trust, the Shareholders are entitled to vote only with respect to (i) the election of members ("Trustees") to the Board of Trustees, and (ii) any proposed amendment to the Declaration of Trust which would increase the liability of the Shareholders. There is no cumulative voting in the election of Trustees. Each Trustee is elected for a three (3) year term; provided, that the terms of at least two (2) Trustees must expire each year. Any proposed amendment to the Declaration of Trust which would increase the liability of the Shareholders requires the unanimous written consent of the Shareholders for approval. Otherwise, the Declaration of Trust may be amended or altered by a two-thirds (2/3) vote of the Board of Trustees, without notice to or consent of the Shareholders.

         The Shareholders are entitled to receive such distributions as may be declared by the Board of Trustees. Dividends may be declared from time to time by the Board of Trustees and may be paid in cash, property or Shares. The Board of Trustees' present policy is to distribute annually at least ninety-five percent (95%) of the Company's taxable ordinary income as dividends to the Shareholders in order to qualify as a REIT for Federal income tax purposes. Distributions are made on a quarterly basis. In fiscal 1996 and fiscal 1997, the Company paid total dividends of $1.71 and $1.90 per share, respectively, to the Shareholders. With respect to the fiscal year ending October 31, 1998, the Company has paid dividends of $0.40 per share in each of the first, second and third quarters of fiscal 1998.

         Pursuant to the applicable provisions of the Code, in order for the Company to qualify as a REIT, (i) the beneficial ownership of the Company must be held by one hundred (100) or more persons for 335 days of a twelve (12) month taxable year, and (ii) no more than fifty percent (50%) of the value of the Company's Shares shall be owned directly or indirectly, through the application of certain attribution rules, by or for five (5) or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year. Pursuant to the Declaration of Trust, the Board of Trustees may refuse to sell Shares or to permit the transfer of Shares to persons or entities if, in the judgment of the Board of Trustees, such sale or transfer would endanger the qualification of the Company as a REIT. Further, if in the good faith opinion of the Board of Trustees the ownership of the Shares has or may become concentrated in a manner which would prevent the Company from qualifying as a REIT, the

Board of Trustees shall have the power to call for a redemption of a number of Shares sufficient, in the opinion of the Board of Trustees, to maintain or bring the direct or indirect ownership of the Shares into conformity with the requirements for qualification as a REIT. These provisions could act to defer or prevent a change in control of the Company through an extraordinary corporate transaction such as a merger, reorganization, tender offer or other similar transaction.

         The Declaration of Trust provides that Shareholders shall not be liable for any calls or assessments and the Trustees shall not have the power to bind the Shareholders personally for any obligation of the Company. The Declaration of Trust provides that every contract entered into by the Company, and all obligations of the Company of any nature, shall contain a provision that the Shareholders are not personally liable thereunder or therefor. The omission of any such provision shall not otherwise make the Shareholders liable for any obligation of the Company. If under the laws of any jurisdiction any Shareholder should have personal liability for a tort or contractual claim, claims for taxes, or any other statutory liabilities, which claims or liabilities are not satisfied by the Company, the Declaration of Trust provides that upon payment of any such claim the Shareholder is entitled to reimbursement by the Company.

EXHIBITS.

         1. Amended and Restated Declaration of Trust of First Real Estate Investment Trust of New Jersey, dated November 7, 1983, as amended on May 31, 1994 and on September 10, 1998.

         2. Specimen Form of First Real Estate Investment Trust of New Jersey Share Certificate.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                First Real Estate Investment Trust of New Jersey
                                ------------------------------------------------
                                (Registrant)


                                By:  /s/Robert S. Hekemian
                                     -------------------------------------------
                                     Robert S. Hekemian, Chairman of the Board




Date:  November 6, 1998

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

                       REGISTRATION STATEMENT ON FORM 8-A

                                  EXHIBIT INDEX



        Exhibit
          No.             Exhibit
        -------           -------

           1 Amended and Restated Declaration of Trust of First Real Estate Investment Trust of New Jersey, dated
                          November  7,  1983,   as  amended  on  May  31,  1994
                          and on September 10, 1998.


           2 Specimen Form of First Real Estate Investment Trust of New Jersey Share Certificate.

                                                                       EXHIBIT 1


                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
                ------------------------------------------------

           This is an Amended and Restated Declaration of Trust by the First Real Estate Investment Trust of New Jersey (the "Trust"), a real estate investment trust formed under the laws of New Jersey. It is made as of the 7th day of November, 1983 by the .persons currently serving as Trustees of the Trust, ,who are Garo Artinian, Donald W. Barney, Robert S. Hekemian, John G. Keuhnelian, Herbert C. Klein, Nicholas A Laganella, and John B. Voskian (the "Trustees").


                              W I T N E S S E T H:
                              --------------------

           This Trust is formed for the purpose of acquiring, holding, managing, improving and dealing with property, real and personal, in any part of the United States, its possessions and foreign countries.

           The Trustees hereby declare that they will hold all property of every type and description, which they now hold as Trustees or may hereafter acquire as such, together with proceeds thereof, in trust, to manage, use and dispose of the same for the benefit of holders from time to time, of certificates of shares being issued or to be issued hereunder as hereinafter provided:


                                    ARTICLE I
                                    ---------

                        General Description of the Trust
                        --------------------------------

           l.l(a)     Name

                      The name of the Trust is "First Real Estate Investment Trust of New Jersey."

               (b)    Business

                      The business of the Trust shall be conducted, so far as feasible, under that name. The name shall refer to the Trustees as Trustees and not personally or individually. Under such name, the Trustees may conduct all the business of the Trust, sue and be sued.

                                     --1--

           1.2        Location

                      477 Main Street, Hackensack, New Jersey, or such other place as the Trustees may designate.


           1.3        Nature

                      The Trust shall be of the type known as a business trust, and shall not be a general or limited partnership or corporation.

                      (Proviso: In the event that there is a federal legislation extending the advantages of Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1954, the Trustees reserve the right, in their discretion, to convert the Trust into a corporation, taking all necessary steps for such conversion.)


           1.4        Purpose

                      The purpose of the Trust is to conduct its business as a "Real Estate Investment Trust" and to qualify as such under the Act mentioned in
1.3 above; but, in their discretion, the Trustees may conduct the business in such manner as may not so qualify, and the Trustees shall not be liable because of failure to quality.


                                   ARTICLE II
                                   ----------

                                     Shares
                                     ------


           2.1        Issuance

                      Beneficial interest in the Trust shall be designated as shares, evidenced by certificates of shares, in form as prescribed by the Trustees, registered in name of shareholder, and transferable. There shall be no limit on the number of shares that may be issued.


           2.2        Only One Class of Shares

                      There shall be only one class of shares, with equal voting power, and equal rights to dividends, distribution, liquidation and other rights.




                                      --2--

           2.3        No Limit on Number of Shares; No Pre-Emptive Rights

                      There shall be no limit to the number of shares that may be issued, and shares may be issued without preemptive rights, in the Trustees' discretion.


           2.4        No Shareholder Title to Property or Right to Partition

                      The shareholders shall have no legal title to the Trust property, or any interest therein; nor any right to partition of such property during the continuance of the Trust.


           2.5        Shares are Personalty; Effect of Shareholder's Death

                      The shares issued hereunder shall be personal property giving only the rights in this instrument and in the certificates thereof specifically set forth. The death of a shareholder during the continuance of this Trust shall not terminate the Trust nor give his or her legal representatives a right to an accounting or to take any action in the courts or otherwise against other shareholders or the Trustees or the property held hereunder, but shall simply entitle the legal representative of the deceased shareholder to demand and receive a new certificate of shares in place of the certificate held by the deceased shareholder; and upon the acceptance of which such legal representatives shall succeed to all the rights of the deceased shareholder under this Trust.


                                   ARTICLE III
                                   -----------

                             Meeting of Shareholders
                             -----------------------


           3.1        Annual Meeting and Special Meetings

                  (a)  Shareholders'   annual  meeting  shall  be  held  at  the
principal office of the Trust, or such other place as the Trustees may designate, on any business day during the period April 1st to April 15th, inclusive, of each year."

                  (b) A special meeting shall be called upon the request of a majority of the Trustees, giving shareholders not less than ten (10) days within notice of the time, place and purpose of the meeting.



                                      --3--

           3.2        Quorum

                      A majority of the shares in the Trust present in person or by proxy shall constitute a quorum of the shareholders' meeting, annual or special.


           3.3        Voting Rights Per Share

                      Each shareholder shall be entitled to one vote, in person or by proxy, for each share registered in his name. In the election of Trustees, each shareholder shall be entitled to one vote per share for each Trustee to be elected, but such voting shall be on a non-cumulative basis.


           3.4        Matters on Which Shareholders Can Vote

                      The  shareholders   shall  be  entitled  to  vote  on  the
following matters and no other.

                      Election of Trustees.


           3.5        Fixing Record Date for Voting

                      For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend, the Trustees may fix a date not less than ten (10) days or more than sixty (60) days prior to the date of any meeting of shareholders or dividend payment as a record date for the determination of shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend. Any shareholder who was a shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend even though he or she has since that date disposed of his or her shares, and no shareholder becoming such after said date shall be entitled to vote at said meeting or any adjournment therof or to receive such dividend.

           3.6        Proxy Voting

                      At any meeting of the shareholders, any shareholder of shares entitled to vote thereat may vote by proxy. Only shareholders of record of such shares shall be entitled to vote and each full share shall be entitled to one vote.

                                      --4--

Fractional shares shall not be entitled to any vote. When any such share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.


           3.7        Trustees' Annual Report

                      At each annual meeting of the shareholders, the Trustees shall make a report upon the affairs of the Trust and upon its business and operations, together with the statement of its financial standing as shown by the books of account of the Trust.


           3.8        Shareholders' Rights of Inspection

                      Shareholders shall have the right, at reasonable times during business hours, and for proper purposes, to inspect the consolidated balance sheet, income and earned surplus statements of the Trust and the records of the meetings of shareholders.


           3.9        Non-Liability of Shareholders

                      (a)  Shareholders   shall  not  be  liable  for  calls  or
assessments and shall not be personally liable in connection with the Trust property or the affairs of the Trust and the Trustees shall not have any power to bind the shareholders personally. Every contract or obligation of the Trust of any nature shall contain a provision that the other party thereto shall look solely to the assets of the Trust for satisfaction of any claim thereunder and that the shareholders and the Trustees shall not be personally liable thereunder. Omission of such a provision, however, shall not make them so liable. This section shall not apply to any contract or Regulatory Agreement entered into between the Trustees and the Federal Housing Commissioner and any other necessary document or instrument executed in connection with the acquisition, maintenance, or operation of any property upon which the mortgage is insured, held, owned, or reinsured by the Federal Housing Commissioner.


                                     --5--

                      (b) If under the laws of any jurisdiction any shareholder should have personal liability for a tort claim or a contractual claim, claims for taxes or any other statutory liabilities, which claims or liabilities are not satisfied by the Trust, upon payment of any such claim the shareholder shall be entitled to reimbursement by the Trust.


           3.10       Trustees'  Rights  as to  Acquisition  or  Disposition  of
                      Shares

                      The Trustees, or any one of them, in their individual capacity, may purchase or otherwise acquire or sell and otherwise dispose of shares issued hereunder without restriction or liability to any person, subject to restrictions contained in this Declaration of Trust pertaining to other shareholders generally.


           3.11       No Amendments to Trust to Increase Shareholders' Liability

                      No amendment to this Declaration of Trust shall be made increasing the liability of the shareholders without the unanimous written consent of all shareholders.


                                   ARTICLE IV

                                  The Trustees

           4.1        Number

                      The number of Trustees shall be not less than 5 and not more than 9. The Trustees herein named at the time of the execution of the Trust shall be 7. The said number may be increased or decreased by the Trustees by a vote of not less than a majority of the Trustees in office.


           4.2        Term of Office

                      Except for the initial Board of Trustees, each Trustee shall be elected for a term of 3 years and shall continue in office until qualification of his successor elected at the annual meeting of shareholders. The term of at least two Trustees shall expire every year.

                                     --6--

           4.3        Qualifications

                      The Trustees shall be individuals of full age, and no person shall qualify as a Trustee until he shall have either,signed this Declaration of Trust or agreed in writing to be bound in all respects by the Declaration. No person shall be qualified to act as Trustee who has purchased or subscribed for less than 500 shares of the Trust. In the event that a Trustee's shareholding shall fall below 500 shares, the Secretary shall give such Trustee 10 days written notice of his apparent disqualification and during said period of 10 days such Trustee shall have the opportunity to correct such disqualification by acquiring the necessary amount of shares. Upon his failure to do so within the said 10 days, he shall be disqualified and shall be relieved of his duties and powers as such Trustee. The Trustees shall be under no obligation to issue or to sell the necessary shares to such apparently disqualified Trustee for the purpose of restoring or correcting his qualification.


           4.4        Bonding; Compensation

                      (a) No Trustee shall be required to give bond, surety, or security to secure the performance of his duties or obligations.

                      (b) The Trustees shall receive such compensation, regular or special, as they shall deem reasonable and proper, but in no event shall the aggregate annual compensation of the Trustees exceed one-half of one percent of the net worth of the Trust as of the commencement of the period for which such compensation is paid.


           4.5        Resignation; Removal

                      Any Trustee may resign his office by instrument in writing signed by him and delivered or mailed to the President or Secretary of the Trustees; and such resignation shall take effect immediately or at the date it is received or any particular time specified therein. No acceptance of the resignation shall be necessary to make it effective. Trustees may, by a vote of not less than 2/3 of all Trustees, remove any member of the Board of Trustees with or without cause.


           4.6        Vacancies

                      The resignation, removal, incompetency, disqualification or death of any or all of the Trustees shall not


                                     --7--
terminate the Trust or affect its continuity; and any vacancy caused by the resignation, removal, incompetency, disqualification or death of any Trustee or Trustees shall not void, vitiate or invalidate any act or transactions made or done by the Trustees otherwise valid and proper. During a vacancy, the remaining Trustee or Trustees may exercise the powers of the Trustees hereunder. Vacancies among the Trustees may be filled by a written designation signed by a majority of the remaining Trustees and lodged among the records of the Trust. The determination of a vacancy among the Trustees by reason of resignation, incompetency, disqualification or death, when made by a majority of the remaining Trustees and stated in the instrument filling such vacancy, shall be final and conclusive for all purposes.


           4.7        Successor Trustees

                      Title to the property of the Trust shall vest in successor Trustees, upon written acceptance of their election or appointment, without any further act. They shall thereupon have the same powers, duties and exemptions as though originally named as Trustees in this Declaration. Such written acceptance shall be filed with the records of the Trust, and a certificate signed by a majority of the Trustees as to who are or were Trustees at any time shall be conclusive and binding for all purposes; provided, however, that, so long as any mortgage of any property of the Trust is insured, held, owned or reinsured by the Federal Housing Commissioner, any such successor Trustees shall assume and agree to be bound by the terms of the Regulatory Agreements then in force with the Federal Housing Commissioner by an instrument in writing satisfactory to the Federal Housing Commissioner.


           4.8        Vote Required At Trustees' Meetings

                      The Trustees shall act as a Board. Any action of a majority of the Trustees in office or of a majority of them present at a duly convened meeting of the Trustees, except as greater proportion may otherwise be required herein, shall be conclusive and binding as an action of the Trustees.


           4.9        Trustees' Meetings; Quorum

                      Meeting of the Trustees shall be held as may be called by the President of the Trustees or any two individual Trustees. A majority of the Trustees shall constitute a quorum.


                                      --8--

           4.10       Officers

                      The Trustees shall elect one of their members as Chairman. The Trustees shall annually elect one of their members as a President who shall be the principal executive officer of the Trust. They shall also appoint a Secretary and other offices and agents as deemed advisable. The Chairman, the Secretary, the President and such other officers shall receive reasonable compensation as such officers and compensation for special services as they in good faith may perform.


           4.11       Advisors Committee

                      The Trustees may appoint a Committee of Advisors, the membership of which shall not be Trustees or officers of the Trust, but may be shareholders or retired Trustees. The Chairman or the President may preside at meetings of the Committee of Advisors. They shall be entitled to such compensation as the Trustees may reasonable appropriate. Any member of the Committee of Advisors may be removed by a majority vote of the Trustees. The function of the Committee of Advisors is to consult with and advise Trustees as to investments of the Trust property and as to other matters related to the business of the Trust. The Committee of Advisors shall not have power to make contracts, or to bind the Trust, or to incur liability for the Trust.


           4.12       Seal

                      The Trustees may adopt a seal for the Trust.


                                    ARTICLE V
                                    ---------

                             Powers of the Trustees
                             ----------------------


           5.1        Management of the Trust

                      (a) The legal title of all property belonging to the Trust shall rest in the Trustees and they shall have absolute and exclusive control, management and disposition thereof, and shall have absolute control and management of the business and affairs of the Trust, free from any power or control by the shareholders, in the same manner as if they were absolute owners thereof, subject to terms and limitations contained in this Declaration of Trust.


                                     --9--

                      (b) The Trustees are specifically authorized to execute a Regulatory Agreement in connection with any property upon which the mortgage is insured, held, owned or reinsured by the Federal Housing Commissioner and the Trust, the Trust property covered by any such mortgage, and all Trustees, officers and shareholders and beneficiaries, so far as such agreements shall apply to them, shall be bound thereby.


           5.2        General Powers

                      The Trustees shall have all power necessary or convenient for transaction of the business of the Trust.


           5.3        Discretion as to Investments

                      No investment or reinvestment of Trust property shall be deemed improper because of the speculative character of such investment, or because of excessive or unusual proportion of total property so invested.


           5.4        No Duty of Inquiry by Third Parties

                      No  person,  individual,   association,   partnership,  or
corporation shall be bound to see to the application of any monies or property paid to or delivered to the Trustee or to their authorized representative.


           5.5        Enumeration of Certain Specified Powers

                      Without restricting or limiting the above-stated provisions, the powers of the Trustees shall include, among other powers incidental to their office, the powers herein enumerated under this Article, namely:

                      (a) The power as principal, agent or otherwise, for such consideration and on such terms as they deem proper, to purchase, acquire for cash, for shares representing beneficial interest in the Trust property, for notes, debentures, bonds or other obligations of the Trust, through exchange of property held by the Trust, or otherwise, acquire, hold, manage, improve, lease, for terms beyond the termination of the Trust or lesser term, rent, convey, sell, transfer, exchange, mortgage, partition, develop and otherwise deal in real and personal property of any kind or description, including any kind or type of interest in such property, located in

                                     --10--
the United States or any of its possessions or territories; to erect, construct, alter, improve, or otherwise alter or affect any building, structure or improvement on such properties in any part of the United States, its possessions and territories.

                      (b) To enter into all sorts of contracts incidental to their ownership, control, and operation of the Trust properties.

                      (c) To borrow money, unsecured or secured, on notes, debentures, bonds, any negotiable or non-negotiable instrument; to pledge its real or personal property for such loans; to assume judgment of mortgages on properties purchased; to pledge the general assets of the property of the Trust as security for debentures and other loans; to maintain short-term or long-term loan accounts with banks and other lending institutions.

                      (d) To purchase shares and obligations of the Trust.

                      (e) To lend money on behalf of the Trust and to invest the funds of the Trust. To create reserve funds for such purposes as they deem advisable. To deposit funds of the Trust in banks and other depositories without regard to whether such accounts will draw interest.

                      (f) To adopt and from time to time amend Trustees' Regulations which may include but shall not be limited to provisions relating to the time, place and notice of meetings of the Trustees and of the Beneficiaries; record dates and other matters relating to voting and the use of proxies; designation, appointment and compensation of representatives and agents and their number, duties and qualifications; the form of Certificates of Beneficial Interest and the conditions for replacing lost, mutilated or stolen certificates; and the procedure for amendment of the Trustees' Regulations.

                      (g) To exercise with respect to property of the Trust, assent, subscribe or convert, or of any other nature; to grant proxies, and to participate in and accept securities issued under any voting trust agreement.

                      (h) To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, or similar proceedings of any corporation, partnership or other organization in which the Trust shall have an interest and in connection therewith to delegate

                                     --11--
discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith.

                      (i) To engage independent contractors for the management of the properties of the Trust, in such terms and conditions and for such consideration as deemed advisable.

                      (j) The power to delegate to such one or more of the Trustees or to such other persons as the Trustees may choose, the doing of such things and the execution of such deeds and instruments either in the name of the Trustees or as their agent or attorney, or otherwise, as the Trustees may deem proper and expedient.

                      (k) Power to collect, sue for, receive, adjust and settle claims for all sums of money and other property due to the Trustees.

                      (l) To endorse or guarantee the payment of bonds, notes or other obligations of third parties; to make contracts of guaranty or suretyship, or to enter into other obligations therefore; and to mortgage or pledge the real or personal property of the Trust to secure any of the foregoing.

                      (m) To determine conclusively the allocation between capital and income of the receipts, holdings, expenses and disbursements of the Trust, regardless of the allocation which might be considered appropriate in the absence of this provision.

                      (n) To determine conclusively the value from time to time and to revalue the real estate, securities and other property of the Trust, in accordance with such appraisals or other information as they deem satisfactory.

                      (o) To solicit proxies of the Beneficiaries.

                      (p) To adopt a fiscal year for the Trust and to amend or change such fiscal year.

                      (q)  To  pay  taxes  and   assessments   imposed  upon  or
chargeable against the Trust or the Trustees by virtue of or arising out of the existence, property, business or activities of the Trust.

                                     --12--

                      (r) To organize or cause to be organized a corporation or corporations under the laws of any jurisdiction, or any other trust, association or other organization to take over Trust property or any part or parts thereof or to carry on any business in which the Trust shall have any interest; and to sell, convey and transfer Trust property or any part thereof to such corporation, trust, association or organization in exchange for the shares, securities or obligations thereof, and to lend money to, subscribe for the shares or securities of any such corporation, trust, association or organization and to enter into contracts with such corporation, trust, or organization.

                      (s) The power to fix the number and the price of the shares of the Trust to be issued or to be sold and the terms and conditions for payment of such price or consideration.

                      (t) The power to invest in the shares, securities and obligations of other real estate investment trusts organized in this or in any other jurisdiction within the United States or any of its territories or possessions.

                      (u) The Trust shall not have the power to issue face amount certificates which may bring or subject the Trust to and under the Investment Company Act of 1940.

                      (v) The Trustees shall have the power to authorize the issuance of warrants or options to purchase shares from time to time to such persons including themselves on such terms and for such conditions as they deem advisable, provided that the issuance of such warrants and the exercise of such option shall not disqualify the Trust as a Real Estate Investment Trust.

                      (w) The Trustees shall have power to declare dividends and make distribution from time to time from capital, from depreciation reserve, from income or otherwise, in cash, in kind, or in shares.


                                   ARTICLE VI
                                   ----------

                           Certificates for the Shares
                           ---------------------------


           6.1        No Par Value, Non-Assessable, Non-Callable

                      The shares issuable hereunder by the Trustees shall be of no par value, non-assessable and non-callable.

                                     --13--

           6.2        Form of Certificate

                      Every shareholder shall be entitled to and shall receive a certificate in such form as the Trustees may from time to time approve, which certificate shall specify the number of shares held by the shareholder. Such certificates shall be in form negotiable and title thereto and to the share represented thereby shall be transferable by delivery of such certificate similar in all respects to shares of capital stock of business corporations, except as set forth in 6.10.


           6.3        Register of Ownership

                      A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the shareholders and the number of shares held by them respectively and the numbers of the certificates representing the same and a record of all transfers thereof. Only shareholders whose certificates are so recorded shall be entitled to vote or to receive dividends or otherwise to exercise or enjoy the rights of shareholders. No shareholder shall be entitled to receive payment of any dividend, nor to have notice given to him as herein provided, until he has given his address to a Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon.


           6.4        Transfer Agents and Registrars

                      The Trustees shall have power to employ a transfer agent or transfer agents and, if they so determine, a registrar or registrars. The transfer agent or transfer agents may keep the said register and record therein the original issues and transfers, if any, of the said shares the countersign certificates of shares issued to the persons entitled to the same. The transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.


           6.5        Deposit  with  Transfer  Agent of  Certificates  Signed in
                      Blank

                      In accordance with the usual custom of corporations having a transfer agent, signed certificates for shares in blank may be deposited with any transfer agent of this Trust, to be used by the transfer agent in accordance with authority conferred upon it as occasion may require and, in so doing, the signers of such certificates shall not be responsible for any loss resulting therefrom.

                                     --14--

           6.6        Transfer of Shares

                      Shares shall be  transferable  on the records of the Trust
(other than by operation of law) only by the record holder thereof, or by his agent thereunto, duly authorized in writing, upon delivery to the Trustees or a transfer agent of this Trust of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution, and authorization of other matters as may reasonably be required, except as set forth in 6.10. Upon delivery, the transfer shall be recorded on the register of the Trust and a new certificate for the shares so transferred shall be issued of the transferee and, in case of a transfer of only a part of the shares represented by any certificate, a new certificate for the residue thereof shall be issued to the transferor. But until such record is made, the shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of the proposed transfer.


           6.7 Procedures Re Shareholder's Certificate(s) Transferred by Operation of Law

                      Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any shareholder, or otherwise by operation of law, shall be recorded as the holder of the said shares and receive a new certificate for the same upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of this Trust. But until such record is made, the shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of such death, bankruptcy, or insolvency.


           6.8        Special Designations of Form of Ownership

                      The Trustees may treat two or more persons holding any share as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or in any certificate that any person is in any other manner entitled to any future, limited or contingent interest in any share; provided, however, that any person recorded as a holder of any share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

                                     --15--

           6.9        Lost Certificates

                      In case of the loss, mutilation, or destruction of any certificate of shares hereunder, the Trustees may issue or cause to be issued a new certificate on such terms as they may see fit.~


           6.10 Sale, Transfer, Repurchase to Preserve Qualification of the Trust as a REIT


                      (a) The Trustees may refuse to sell shares or to transfer shares to persons or to entities if in their judgment such sale or transfer may endanger the qualification of the Trust as a Real Estate Investment Trust (a "REIT"). The Trustees shall also refuse to issue shares upon the exercise of an option to purchase shares when in their judgment the exercise of such option and the issuance of shares might endanger the qualification of the Trust as a REIT. However, in the event that the Trustees shall refuse to permit the exercise of an option, the life of the option shall be extended until such time as the Trustees may determine that the exercise of such option shall no longer endanger the qualification of the Trust as a REIT.


                      (b) If in the good faith opinion of the Trustees ownership of securities of the Trust has or may become concentrated to an extent which may prevent the Trust from qualifying as a REIT, the Trustees shall also have the power, by lot or other means deemed equitable to them, to call for redemption a number of Trust Securities sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements for qualification as such a REIT.


                                   ARTICLE VII
                                   -----------

                                  Miscellaneous
                                  -------------


           7.1        Duration

                      The Trust shall have perpetual existence unless terminated sooner as herein provided.


           7.2        Amendment of Trust

                      The provisions of this Declaration of Trust may be amended or altered by a two-thirds' vote of all Trustees and such amendment or alteration shall then be acknowledged


                                     --16--
and recorded in such offices as are required for the recording of the original Declaration of Trust.


           7.3        Liability of Trustees, Officers or Agents

                      No Trustee, officer or agent of this Trust shall be liable on account of his own acts, neglects, and defaults (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) to this Trust or to any shareholder, Trustee, officer or agent thereof except for such of his own acts, neglects, and defaults as constitute a wilful breach of trust knowingly and intentionally committed in bad faith.


           7.4        Indemnification of Trustees, Officers and Agents

                      (a) The Trust shall indemnify each of its Trustees, officers, employees and agents (including any person who serves at its written request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with wilful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust.

                      (b) As to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust by a majority of the disinterested Trustees or the Trust shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust.

                      (c) The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled.

                                     --17--

                      (d) No Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust property; and no shareholder shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise.

                      (e) The Trustees may make advance payments in connection with indemnification under this section, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.


           7.5        Transactions Where Trustees Have a Personal Interest

                      (a) The Trust may buy or sell property or any interest therein from and to any individual Trustee, officer of the Trust, or to any firm, partnership or corporation in which such Trustee or officer has or may have an interest, but only in the manner set forth in subparagraph 7.5(b).

                      (b) Such purchase or sale shall first be approved at a meeting of the Trustees, and all Trustees shall be given written notice at least 7 days prior to such meeting that the approval of such contemplated purchase or sale is among the items of business to be discussed at the meeting. No such sale or purchase shall be made unless all of the Trustees, who are present and voting at such meeting, shall approve such sale or purchase, and unless the number of votes in favor of such sale or purchase shall constitute at least a majority of the total number of Trustees. No Trustee who has any direct or indirect interest in such sale or purchase may participate in the voting.


           7.6 Prohibition on Sales or Purchase From Certain Independent Contractors

                      The Trust shall not buy or sell property or any interest therein, from or to the independent contractors, that may be retained by the Trustees for the management of the properties or business of the Trust.


           7.7        Governing Law

                      This   Declaration   of  Trust  is  created,   issued  and
controlled and shall be construed under and by the laws of the State of New Jersey.


                                     --18--

           IN WITNESS WHEREOF, the undersigned have signed and sealed this instrument as of the 7th day of November, 1983.

                                                /s/Garo Artinian          (L.S.)
                                                --------------------------------
                                                GARO ARTINIAN


                                                /s/Donald W. Barney       (L.S.)
                                                --------------------------------
                                                DONALD W. BARNEY


                                                /s/Robert S. Hekemian     (L.S.)
                                                --------------------------------
                                                ROBERT S. HEKEMIAN


                                                /s/John G. Keuhnelian     (L.S.)
                                                --------------------------------
                                                JOHN G. KEUHNELIAN


                                                /s/Herbert C. Klein       (L.S.)
                                                --------------------------------
                                                HERBERT C. KLEIN



                                                /s/Nicolas A. Laganella   (L.S.)
                                                --------------------------------
                                                NICOLAS A. LAGANELLA


                                                /s/John B. Voskian        (L.S.)
                                                --------------------------------
                                                JOHN B. VOSKIAN

                                     --19--

STATE OF NEW JERSEY    :
                       :      SS:
COUNTY OF BERGEN       :


I CERTIFY THAT ON November 23rd, 1983, GARO ARTINIAN personally came before me and acknowledged under oath, to my satisfaction, that this person:

(a) is named in and personally signed this document; and
(b) signed, sealed and delivered this document as his act and deed.

                                        /s/ROBERT S. HEKEMIAN
                                        ----------------------------------------
                                        ROBERT S. HEKEMIAN

PREPARED BY:

/s/Philip L. Chapman
----------------------------------
PHILIP L. CHAPMAN,
Attorney of Law at New Jersey


STATE OF NEW JERSEY    :
                       :      SS:
COUNTY OF BERGEN       :


I CERTIFY THAT ON November 23rd, 1983, DONALD W. BARNEY personally came before me and acknowledged under oath, to my satisfaction, that this person:

(a) is named in and personally signed this document; and
(b) signed, sealed and delivered this document as his act and deed.

                                        /s/ROBERT S. HEKEMIAN
                                        ----------------------------------------
                                        ROBERT S. HEKEMIAN

PREPARED BY:

/s/Philip L. Chapman
----------------------------------
PHILIP L. CHAPMAN,
Attorney of Law at New Jersey


STATE OF NEW JERSEY    :
                       :      SS:
COUNTY OF BERGEN       :


I CERTIFY THAT ON November 23rd, 1983, ROBERT S. HEKEMIAN personally came before me and acknowledged under oath, to my satisfaction, that this person:

(a) is named in and personally signed this document; and
(b) signed, sealed and delivered this document as his act and deed.

                                        /s/SERGE KRIKORIAN
                                        ----------------------------------------
                                        SERGE KRIKORIAN

PREPARED BY:

/s/Philip L. Chapman
----------------------------------
PHILIP L. CHAPMAN,
Attorney of Law at New Jersey


                                     --20--

STATE OF NEW JERSEY    :
                       :      SS:
COUNTY OF BERGEN       :


I CERTIFY THAT ON November 23rd, 1983, JOHN G. KEUHNELIAN personally came before me and acknowledged under oath, to my satisfaction, that this person:

(a) is named in and personally signed this document; and
(b) signed, sealed and delivered this document as his act and deed.

                                        /s/ROBERT S. HEKEMIAN
                                        ----------------------------------------
                                        ROBERT S. HEKEMIAN

PREPARED BY:

/s/Philip L. Chapman
----------------------------------
PHILIP L. CHAPMAN,
Attorney of Law at New Jersey

STATE OF NEW JERSEY    :
                       :      SS:
COUNTY OF BERGEN       :

I CERTIFY THAT ON November 23rd, 1983, HERBERT C. KLEIN personally came before me and acknowledged under oath, to my satisfaction, that this person:

(a) is named in and personally signed this document; and
(b) signed, sealed and delivered this document as his act and deed.

                                        /s/Michael A. Saffer
                                        ----------------------------------------
                                        Michael A. Saffer
                                        An Attorney at Law of the
                                        State of New Jersey

PREPARED BY:

/s/Philip L. Chapman
----------------------------------
PHILIP L. CHAPMAN,
Attorney of Law at New Jersey

STATE OF NEW JERSEY    :
                       :      SS:
COUNTY OF BERGEN       :


I CERTIFY THAT ON November 23rd, 1983, NICOLAS A. LAGANELLA personally came before me and acknowledged under oath, to my satisfaction, that this person:

(a) is named in and personally signed this document; and
(b) signed, sealed and delivered this document as his act and deed.

                                        /s/ROBERT S. HEKEMIAN
                                        ----------------------------------------
                                        ROBERT S. HEKEMIAN

PREPARED BY:

/s/Philip L. Chapman
----------------------------------
PHILIP L. CHAPMAN,
Attorney of Law at New Jersey

                                     --21--

STATE OF NEW JERSEY    :
                       :      SS:
COUNTY OF BERGEN       :


I CERTIFY THAT ON November 23rd, 1983, JOHN B. VOSKIAN personally came before me and acknowledged under oath, to my satisfaction, that this person:

(a) is named in and personally signed this document; and
(b) signed, sealed and delivered this document as his act and deed.

                                        /s/ROBERT S. HEKEMIAN
                                        ----------------------------------------
                                        ROBERT S. HEKEMIAN

PREPARED BY:

/s/Philip L. Chapman
----------------------------------
PHILIP L. CHAPMAN,
Attorney of Law at New Jersey

                              DECLARATION OF TRUST
                              --------------------


                                     - of -



                        THE FIRST REAL ESTATE INVESTMENT
                               TRUST OF NEW JERSEY






                  -------------------------------------------
                             Dated: November  , 1983
                  -------------------------------------------





RECORD & RETURN TO:
PHILIP L. CHAPMAN, ESQ.
KLEIN, CHAPMAN, DiIANNI,
GREENBERG, HENKOFF & SIEGEL
935 Allwood Road
P. O. Box 2048
Clifton, N.J. 07015

                                                                       EXHIBIT 2

                       NUMBER                        SHARES


                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
                CREATED IN NEW JERSEY BY A DECLARATION OF TRUST

                                                               CUSIP 336142 10 4
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


THIS CERTIFIES THAT


is the owner of

         FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST OF
                             NO PAR VALUE SHARES OF

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and shares represented hereby are issued and shall be held subject to all of the provisions specified in the Declaration of Trust and any amendments thereto, to all of which the holder, by acceptance hereof, assents.

Under the term of the Declaration of Trust, the Trust may refuse to transfer shares if such transfer may endanger the qualification of the Trust as a Real estate Investment Trust, pursuant to Section 856 et. seq. of the Internal Revenue Code of 1954, as amended.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the seal of the Trust and the signature of its duly authorized officers.


[SEAL]
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY * 1961


Dated:


/s/John B. Voskian                      /s/Robert S. Hekemian
Secretary                               President


Countersigned and Registered:

                         REGISTRAR AND TRANSFER COMPANY
                                  (New Jersey)


By                       Transfer Agent and Registrar


                         Authorized Signature

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM        -- as tenants in common

TEN ENT        -- as tenants by the entireties

JT TEN         -- as joint tenants with right
                  of survivorship and not as
                  tenants in common

UNIF GIFT MIN ACT -- ....................Custodian.........................
                        (Cust)                         (Minor)
                             under Uniform Gifts to Minors

                     Act ..................................................
                                        (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ...................... hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________ ........................................

 ................................................................................
Please print or typewrite name and address including postal zip code of assignee

 ................................................................................

 ................................................................................

 ......................................................................... Shares
of the Beneficial Interest represented by the within certificate,  and do hereby irrevocably constitute and appoint .............................................

 ................................................................................
Attorney to transfer the said stock on the books of the within-named Trust with full power of substitution in the premises.

Dated: ...............................

                                             ...................................

         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.